UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Executive Compensation Committee (“ECC”) of the Board of Directors of The TJX Companies, Inc. (the “Company” or “TJX”) approved on April 1, 2020, and the executive officers of the Company agreed to, certain base salary adjustments for the period beginning on April 12, 2020 and ending on July 4, 2020, as follows: the base salary of Ernie Herrman, Chief Executive Officer and President, and Carol Meyrowitz, Executive Chairman, will be reduced by 30%, and the base salary of each other executive officer of the Company will be reduced by 20%. The ECC also approved salary reductions for other senior executives of the Company, and the Board of Directors of the Company agreed to a reduction in its cash retainer fees, in each case, for this same period.

ITEM 7.01.	Regulation FD Disclosure.

The Company previously announced that all of its stores would be closed for at least two weeks, effective March 19, and that it had temporarily closed its online businesses, its distribution centers and its offices with Associates working remotely where possible. The Company continues to monitor developments, including government requirements and recommendations at the federal, state and local level, and has extended such closures. The Company expects the cadence of re-openings to vary by state and locality in the U.S., and by country. TJX has committed to pay its Associates until the week ending April 11, 2020, and is implementing temporary furloughs after that date for the majority of store and distribution center Associates in the U.S., with employee benefits for eligible Associates continuing during the temporary furlough at no cost to impacted Associates. The Company is taking comparable actions with respect to portions of its non-U.S. workforce and continues to evaluate a variety of additional measures. TJX is working to prepare for re-openings as soon as the Company believes it can operate safely in the communities it serves. As the COVID-19 pandemic is complex and rapidly evolving, the Company’s plans as described above may change. At this point, TJX cannot reasonably estimate the duration and severity of this pandemic. The temporary closure of the Company’s stores and distribution centers is expected to have an adverse impact on its results of operations, financial position and liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Scott Goldenberg
Scott Goldenberg
Chief Financial Officer

Dated: April 7, 2020